Exhibit 10.1

USACCESS BANK, INC.

2000 STOCK OPTION PLAN

Section 1 — PURPOSE

USAccess Bank, Inc. (the “Company”) hereby establishes a stock option plan (the “Plan”) for the benefit of employees, as set forth below.

The Company adopts this compensation program for certain key employees to, among other things, (a) increase the profitability and growth of the Company; (b) provide competitive compensation to employees while obtaining the benefits of tax deferral; (c) attract and retain exceptional personnel and encourage excellence in the performance of individual responsibilities; and (d) motivate key employees to contribute to the Company’s success.

Section 2 — DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

2.1 “Affiliate” means any Subsidiary, Porter Bancorp, Inc., a 50% or more owned (direct or indirect) subsidiary of Porter Bancorp, or any other Parent corporation of the Company or a brother-sister corporation that is 50% or more owned by a common parent or common individual shareholders of the Company.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Change of Control” of the Company means (i) an event or series of events (other than an event described in (iii) below) which have the effect of any “person” as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than J. Chester Porter, Maria L. Bouvette, or any trustee or other fiduciary holding securities of the Company under any employee benefit plan of the Company, becoming the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding stock; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (iii) the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another company (other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such transaction) or to sell or otherwise transfer all or substantially all of the Company’s assets or to adopt a plan of liquidation.

2.4 “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

2.5 “Committee” means the committee appointed by the Board pursuant to Section 4.1 to administer the Plan, if any. If no committee has been appointed, Committee means the Board.

2.6 “Company” means USAccess Bank, Inc., and its successors.

2.7 “Director” means a voting member of the Board, excluding any person who serves solely in an advisory capacity or as a director emeritus.

2.8 “Disability” means permanent disability within the meaning of Section 22(e)(3) of the Code.

2.9 “Employee” means an employee of the Company, its Parent, its Subsidiaries, or any other Affiliates.

2.10 “Fair Market Value” has the meaning specified in Section 5.2.

2.11 “Incentive Stock Option” means an Option to purchase Stock granted under Section 5 of the Plan which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.12 “Independent Director” means a Director who is not a current or former employee or officer of the Company or an Affiliate, and who does not receive any direct or indirect remuneration from the Company or any Affiliate for service to the Company or an Affiliate in any capacity other than as a Director.

2.13 “Nonqualified Stock Option” means an option to purchase Stock granted under Section 5 of the Plan which is not intended to be an Incentive Stock Option.

2.14 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.15 “Option Period” means the period from the date of the grant of an Option to the date when the Option expires as stated in the terms of the Stock Option Agreement.

2.16 “Optionee” means an Employee or former Employee who has been granted an Option to purchase shares of Stock under the provisions of the Plan.

2.17 “Parent” or “Parents” means any corporation which at the time qualifies as a parent of the Company under the definition of “parent corporation” in Section 424(e) of the Code.

2.18 “Plan” means this USAccess Bank, Inc. 2000 Stock Option Plan.

2.19 “Retirement” means Termination of Employment with the Company or any of its Affiliates after attaining age 65 (or earlier with the Company’s or the Affiliate’s consent).

2.20 “Stock” means the Company’s common stock without par value or such other securities into which the Stock may be converted, by merger or otherwise.

2.21 “Stock Option Agreement” means an agreement between an Optionee and the Company covering the specific terms and conditions of an Option.

2.22 “Subsidiary” or “Subsidiaries” means any corporation which at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” in Section 424(f) of the Code.

2.23 “Termination of Employment” will be deemed to have occurred at the close of business on the last day on which an Employee is carried as an active employee on the records of the Company or an Affiliate. The Committee shall determine whether an authorized leave of absence, or other absence on military or government service, constitutes severance of the employment relationship between the Company or an Affiliate and the Employee. If a corporation ceases to be an Affiliate, a Termination of Employment will be deemed to have occurred for all employees of such corporation at the close of business on the last day of affiliation.

Section 3 — STOCK SUBJECT TO THE PLAN

3.1 Authorized Stock. The aggregate number of shares of Stock subject to an Option under the Plan at any point in time shall not exceed 775,050 shares of Stock for Optionees as adjusted pursuant to Section 3.3 below. Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or shares acquired from shareholders upon such terms as the Board deems appropriate for reserve in connection with exercises hereunder.

3.2 Effect of Expirations. If any Option granted under the Plan expires or terminates without exercise, the Stock no longer subject to such Option shall be available to be re-awarded under the Plan.

3.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the number of shares of Stock or the kind of shares or securities issuable upon exercise of an Option, an appropriate and proportionate adjustment shall be made by the Committee in the number and kind of shares which may be delivered under the Plan, and in the number and kind of or price of shares subject to outstanding Options. Any adjustment of an Incentive Stock Option under this Section shall be made in such a manner so as not to constitute a “modification” within the meaning of Section 424(h) of the Code. If the Company shall at any time merge, consolidate with or into another corporation or association, or enter into a statutory share exchange or any other similar transaction in which shares of Stock are converted as a matter of law into securities and/or other property, each Optionee will thereafter receive, upon the exercise of an Option, the securities or property to which a holder of the number of shares of Stock then deliverable upon the exercise of such Option would have been entitled if such Option had been exercised immediately prior to such merger, consolidation, or share exchange, and the Company shall take such steps in connection with such merger, consolidation or share exchange as may be necessary to assure that the provisions of this Plan shall thereafter be applicable, as nearly as is reasonably possible, in relation to any securities or property thereafter deliverable upon the exercise of such Option.

Section 4 — ADMINISTRATION

4.1 Committee Governance. This Plan shall be administered by the Board, until the Board appoints a Committee to carry out its administrative duties hereunder, which Committee shall consist solely of two or more Independent Directors appointed by the Board. The number of Committee members shall be determined by the Board; provided that the Committee shall consist of at least two persons. The Board shall add or remove members from the Committee as the Board sees fit, and vacancies shall be filled by the Board. The Committee shall select one of its members as the chairperson of the Committee and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable. Written action of the Committee may be taken by a majority of its members, and actions so taken shall be fully effective as if taken by a vote of a majority of the members at a meeting duly called and held. A majority of Committee members shall constitute a quorum for purposes of a meeting. The act of a majority of the members present at any meeting for which there is a quorum shall be a valid act of the Committee.

4.2 Committee to Interpret Plan. Subject to the express terms and conditions of the Plan, the Committee shall have sole power to (i) construe and interpret the Plan; (ii) establish, amend or waive rules and regulations for its administration; (iii) to determine and accelerate the exercisability of any Option; (iv) to correct inconsistencies in the Plan or in any Stock Option Agreement, or any other instrument relating to an Option; and (v) subject to the provisions of Section 7, to amend the terms and conditions of any outstanding Option, to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Notwithstanding the foregoing, no action of the Board or the Committee may, without the consent of the person or persons entitled to exercise any outstanding Option, adversely affect the rights of such person or persons.

4.3 Exculpation. No member of the Board or the Committee shall be liable for actions or determinations made in good faith with respect to the Plan, or for awards under it.

4.4 Selection of Employee Optionees. The Committee shall have the authority to grant Options from time to time to such Employees as may be selected by it in its sole discretion.

4.5 Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan, including factual determinations, shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries and affiliates, its shareholders, Optionees and their estates and assignees.

4.6 Stock Option Agreements. Each Option under the Plan shall be evidenced by a Stock Option Agreement which shall be signed by the Chairman or Secretary of the Committee and by the Optionee, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any Stock Option Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of such Agreements as amended or supplemented, as well as the terms of the original Stock Option Agreement, are not inconsistent with the provisions of the Plan. An Employee who receives an Option under the Plan shall not, with respect to the Option, be deemed to have become an Optionee, or to have any rights with respect to the Option, unless and until a Stock Option Agreement has been signed by the Chairman or Secretary of the Committee and by the Employee and delivered to the Committee, and the Employee has otherwise complied with the applicable terms and conditions of the Option. The Committee may condition any Option grant upon the agreement by the Optionee to such confidentiality, non-competition and non-solicitation covenants as the Committee deems appropriate.

4.7 Limitation on Exercise of Options. No part of an Option may be exercised to the extent the exercise would cause Optionee to have compensation from the Company and its affiliated companies for any year in excess of $1 million and which is nondeductible by the Company and its affiliated companies pursuant to Code Section 162(m). Any portion of an Option not exercisable because of this limitation shall continue to be exercisable in any subsequent year in which the exercise would not cause the loss of the Company’s or its affiliated companies’ compensation tax deduction, provided such exercise occurs before lapse of the Option, and otherwise complies with the terms and conditions of the Plan and Stock Option Agreement.

4.8 Required Exercise or Forfeiture. Notwithstanding any other provision of this Plan or any Stock Option Agreement to the contrary, the primary federal regulator of the Company or any Affiliate may direct the Board or the Committee to require that Plan participants exercise or forfeit their Options if the institution’s capital falls below the minimum requirements as determined by its primary state or federal regulator.

Section 5 — GRANT OF OPTIONS

5.1 Eligibility and Grant. Employees of the Company and its Affiliates who are expected to contribute substantially to the growth and profitability of the Company and its Subsidiaries or have provided significant services in the initial organization of the Company are eligible for selection by the Committee under Section 4.4 to receive Options. Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan, provided that only employees of the Company, its Parents, and its Subsidiaries are eligible for Incentive Stock Options. If an Option is designated as an Incentive Stock Option but does not qualify or ceases to qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Stock Option and governed by Section 83 of the Code. Neither the Company nor any of its Affiliates will be liable for tax consequences of an Option, including but not limited to the failure of an Option intended to be an Incentive Stock Option to qualify as such. An Incentive Stock Option that is not exercised within three months of the date an individual ceases to be an employee of the Company, its Parent, or its Subsidiaries shall cease to qualify as an Incentive Stock Option. All Options granted to Employees under the Plan shall be evidenced by a Stock Option Agreement in such form as the Committee may from time to time approve. All Options are subject to the terms and conditions of the Plan and such additional terms and conditions contained in the Stock Option Agreement, which need not be the same in each case, not inconsistent with the terms of the Plan, as the Committee finds desirable.

5.2 Exercise Price. The purchase price per share of Stock covered by an Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of such Stock on the date the Option is granted. The Fair Market Value shall be determined by the Committee in its sole discretion, provided that, if the Company’s Stock is publicly traded on an established securities market, the Fair Market Value shall be the closing market price of the Company’s Stock as reported on the date of grant, or, if no trades were reported on that date, the closing price on the most recent trading day immediately preceding the date of the grant. An Incentive Stock Option granted to any person who, at the time the Option is granted, owns or is deemed to own within the meaning of Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company, shall have an exercise price which is at least 110% of the Fair Market Value of the Stock subject to the Option.

5.3 Option Period. The Option Period shall be determined by the Committee, but no Option shall be exercisable later than ten years from the date of grant. Notwithstanding the foregoing, in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time an Incentive Stock Option is granted, more than 10% of the total combined voting power of all classes of stock of the Company, any Parent, or any Subsidiary, such Incentive Stock Option shall not be exercisable later than five years from the date of grant. No Option may be exercised at any time unless such Option is valid and outstanding as provided in this Plan.

5.4 Limitation on Amount of Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which a Optionee’s Incentive Stock Options are exercisable for the first time during any calendar year

(under this and all other stock option plans of the Company, any Parent, and any Subsidiary) shall not exceed $100,000. Options or portions of Options exercisable as a result of acceleration under Section 9.8 in excess of the $100,000 limit described herein shall be treated as a Nonqualified Stock Option for tax purposes.

5.5 Limitation to Parents and Subsidiaries. In the event a corporation ceases to qualify as a Parent or Subsidiary under Code Section 424 but continues to be an Affiliate, any Incentive Stock Option previously granted to an Employee of such corporation and remaining outstanding shall continue to qualify as an Incentive Stock Option for three months from such date, after which the option shall be a Nonqualified Stock Option under the terms of this Plan.

SECTION 6 — EXERCISE OF OPTIONS

6.1 Exercise. An Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting the Option or as otherwise provided in this Section 6.

6.2 Method of Exercise. To exercise an Option, the Optionee or the other person(s) entitled to exercise the Option shall give written notice of exercise to the Committee, specifying the number of shares to be purchased. Such notice shall be accompanied (1) by payment in full in cash for the Stock being purchased plus, in the case of a Nonqualified Stock Options issued to an Employee, any required withholding tax as provided in Section 10, (2) if permitted by the Committee in its sole discretion, payment in full or in part made in the form of Stock owned by the Optionee for at least 6 months (based on the Fair Market Value of the Stock on the date the Option is exercised) evidenced by negotiable Stock certificates registered either in the sole name of the Optionee or the names of the Optionee and spouse, or (3) by any combination of cash under (1) and stock under (2). No shares of Stock shall be issued unless the Optionee has fully complied with the provisions of this Section 6.2.

6.3 Exercise After Termination of Employment. This Section 6.3 applies to Options granted to Employees.

(a)	After an Employee’s Termination of Employment other than for Cause, an Option may be exercised, subject to adjustment as provided in Section 3.3, only with respect to the number of shares of Stock which the Employee could have acquired by an exercise of the Option immediately before the Termination of Employment but in no event after the expiration date of the Option as specified in the applicable Stock Option Agreement. Except to the extent shorter or longer periods are provided in the Stock Option Agreement by the Committee, or to the extent longer periods are provided by the Committee after the date an Option is granted, an Employee’s right to exercise an Option upon Termination of Employment shall terminate:

(i)	At the expiration of three months (Incentive Stock Options) or one year (Nonqualified Stock Options) after the Employee’s Retirement; provided, however, if an Incentive Stock Option is not exercised after three months, it will remain exercisable and be treated as a Nonqualified Stock Option for purposes of the Plan when it is exercised; or

(ii)	At the expiration of one year in the event of Disability of the Employee; or

(iii)	At the expiration of one year after the Employee’s death if the Employee’s Termination of Employment occurs by reason of death; any Option exercised under this subparagraph (iii) may be exercised in full by the legal representative of the estate of the Employee or by the person or persons who acquire the right to exercise such Option by bequest or inheritance; or

(iv)	No later than three months after the Employee’s Termination of Employment for any other reason.

(b)	In the event the Committee determines that an Employee’s employment is terminated for Cause, the Employee shall forfeit any and all unexercised Options immediately upon the Termination of Employment. For purposes of this Plan, “Cause” shall mean the Employee’s (i) willful failure to substantially perform such Employee’s reasonably assigned duties on behalf of the Company, (ii) illegal conduct in performing such Employee’s duties, (iii) willful actions contrary to the Company’s interest, or (iv) violation of the obligations imposed on the Employee under any confidentiality or solicitation covenants to which the Employee is bound under the terms of the Stock Option Agreement or otherwise.

6.4 Change in Control. In the event of a Change of Control resulting in the Shareholders of the Company receiving cash for their shares, the Committee may, in its sole discretion, pay to an Optionee in cash and in lieu of the exercise of such Option, within a reasonable amount of time following the Change of Control, even though such payment might accelerate taxation of benefits hereunder, the then value of the Nonqualified Stock Option or Incentive Stock Option, based on the difference between the then Fair Market Value of the Stock less the exercise price to the extent such difference is a positive number. Such payment shall be in complete satisfaction of the Optionee’s rights under the Plan. If the value of such an Option is negative and no payment is made, the Optionee’s rights shall nonetheless be extinguished.

Section 7 — AMENDMENTS AND TERMINATION

7.1 Amendments and Termination. The Board or the Committee may terminate, suspend, amend or alter the Plan, but no action of the Board or the Committee may:

(a)	impair or adversely affect the rights of an Optionee under an Option, without the Optionee’s consent; and

(b)	Without the approval of the shareholders:

(i)	increase the total amount of Stock which may be delivered under the Plan except as is provided in Section 3 of the Plan;

(ii)	decrease the option price of any Option to less than the option price on the date the Option was granted;

(iii)	extend the maximum Option Period, or

(iv)	extend the period during which Options may be granted, as specified in Section 12.

7.2 Conditions on Options. In granting an Option, the Committee may establish any conditions that it determines are consistent with the purposes and provisions of the Plan, including, without limitation, a condition that the granting of an Option is subject to the surrender for cancellation of any or all outstanding Options held by the Optionee. Any new Option made under this section may contain such terms and conditions as the Committee may determine, including an exercise price that is lower than that of any surrendered Option.

7.3 Selective Amendments. Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, particular classes of Optionees.

Section 8 — RESTRICTIONS ON TRANSFER

8.1 Restriction on Transfer. No Optionee shall sell, assign, transfer or otherwise dispose of any of the Stock issued to him upon the exercise of an Option (“Option Stock”) until (i) he has delivered to the Company an irrevocable written offer to sell any such shares of Option Stock at any time within 60 days after delivery of the offer and at a price per share equal to Fair Value, and (ii) the Company shall have failed to accept such offer within the 60-day period, in which case the Stock may be sold by the Optionee on the terms offered to the Company within 60 days of the earlier of the expiration of the Company’s 60 day acceptance period or the date the Company notifies the Optionee that it will not exercise its right to purchase the Stock. A bona fide written offer from an independent prospective buyer shall be deemed to be the Fair Value solely for purposes of this Section 8.1. To accept the offer, the Company shall deliver notice of its acceptance of its offer within 60 days after delivery of offer. Payment for the offered Option Stock shall be on terms no less favorable to Optionee than those set forth in the bona fide written offer.

8.2 Termination of Employment. If an Optionee’s employment with the Company and its Affiliates is terminated for any reason, the Company may, at its option, for a one year period following the later of such termination or the exercise of an Option but in no event earlier than 6 months after the exercise of an Option, purchase such Optionee’s Option Stock at the Fair Value of the Stock, which shall be based on a valuation of the Company’s Stock based on an appraisal by an independent appraiser selected and paid by the Company, who shall make such determination as of the Company’s most recent fiscal year end, divided by the total number of shares of Stock outstanding as of the date of determination. The Company shall make payment in cash for any Option Stock that it purchases pursuant to this Section 8.2 within 30 days after the date the Company delivers notice of its exercise of its right to purchase the Option Stock. The Optionee shall surrender certificates representing the offered Option Stock at the time the Company makes such payment.

8.3 Restriction on Pledge. No Optionee shall, without the prior written consent of the Company, pledge, mortgage or otherwise encumber any of his Option Stock.

8.4 Termination of Restrictions. The restrictions imposed by this Section 8 shall not apply (i) to the transfer by operation of law to a deceased Optionee’s personal representative of the Optionee’s interest in the Option Stock, and (ii) at any time after the closing of the issuance of the Company’s shares of Stock to the public pursuant to an initial public offering registered with the U.S. Securities and Exchange Commission, and (iii) at any time after a Change in Control results in the Option Stock being converted into the stock of another entity, which stock has a public securities market.

Section 9 — GENERAL PROVISIONS

9.1 Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and shall not extend, with respect to any payments not yet made to an Optionee, any rights that are greater than those of a general creditor of the Company.

9.2 Transfers, Leaves of Absence and Other Changes in Employment Status. For purposes of the Plan (i) a transfer of an Employee from the Company to an Affiliate, or vice versa, or from one Affiliate to another; or (ii) a leave of absence, duly authorized in writing by the Company or an Affiliate, for military service or sickness, or for any other purpose approved by the Company or an Affiliate if the period of such leave does not exceed 90 days; or (iii) any leave of absence in excess of 90 days approved by the Company, shall not be deemed a Termination of Employment. The Committee, in its sole discretion subject to the terms of the Stock Option Agreement, shall determine the disposition of all Options made under the Plan in all cases involving any substantial change in employment status other than as specified herein.

9.3 Restrictions on Distribution of Stock. The Committee may require Optionees receiving Stock pursuant to any Option under the Plan to represent to and agree with the Company in writing that the Optionee is acquiring the Stock for investment without a view to distribution thereof. No Stock shall be issued or transferred pursuant to an Option unless the Committee determines, in its sole discretion, that such issuance or transfer complies with all relevant provisions of law, including but not limited to, the (i) limitations, if any, imposed in the state of issuance or transfer, (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder, and (iii) requirements of any stock exchange upon which the Stock may then be listed. The certificates for Stock issued pursuant to exercise of an Option may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. The Company shall not be obligated to register any securities covered hereby or to take any affirmative action in order to cause the issuance of Stock pursuant to exercise of an Option to comply with any law or regulation.

9.4 Assignment Prohibited. Subject to the provisions of the Plan and the Stock Option Agreement (if any), no Option shall be assigned, transferred, pledged or otherwise encumbered by the Optionee otherwise than by will or by the laws of descent and distribution, and such Options shall be exercisable, during the Optionee’s lifetime, only by the Optionee. Options shall not be pledged or hypothecated in any way, and shall not be subject to any execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of an Option contrary to the provisions of the Plan, or the levy of any process upon an Option, shall be null, void and without effect.

9.5 Other Compensation Plans. Nothing contained in the Plan shall prevent the Company from adopting other compensation arrangements.

9.6 Limitation of Authority. No person shall at any time have any right to receive an Option hereunder and no person shall have authority to enter into an agreement on behalf of the Company for the granting of an Option or to make any representation or warranty with respect thereto, except as granted by the Board or the Committee. Optionees shall have no rights in respect to any Option except as set forth in the Plan and the applicable Stock Option Agreement (if any).

9.7 No Right to Employment. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan or any Stock Option Agreement, or any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Company or any other entity.

9.8 Change of Control. If granted by the Committee in the Stock Option Agreement, in the event of a Change of Control, Options granted under the Plan shall become exercisable in full whether or not otherwise exercisable at such time, and any such Option shall remain exercisable in full thereafter until it expires pursuant to its terms.

9.9 Not a Shareholder. The person or persons entitled to exercise, or who have exercised, an Option shall not be entitled to any rights as a shareholder of the Company with respect to any Stock subject to the Option until such person or persons shall have become the holder of record of such shares.

9.10 Headings. The headings in this Plan have been inserted solely for convenience of reference and shall not be considered in the interpretation or construction of this Plan.

9.11 Governing Law. The validity, interpretation, construction and administration of this Plan shall be governed by the laws of the Company’s state of incorporation, as it may change from time to time.

9.12 Severability. If any provision of this Plan is found to be illegal or unenforceable by any court of competent jurisdiction, the remaining provisions hereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

Section 10 — TAXES

10.1 Tax Withholding. All Optionees shall make arrangements satisfactory to the Committee to pay to the Company, at the time of exercise in the case of a Nonqualified Stock Option, any federal, state or local taxes required to be withheld with respect to such shares. If an Optionee fails to make such tax payments, the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

10.2 Share Withholding. If permitted by the Committee, a tax withholding obligation may be satisfied by the Company retaining shares of Stock with a fair market value equal to the statutory minimum amount of federal, state or local tax required to be withheld. Any Stock so withheld will not be counted against the number of shares available for issuance under Section 3.1 of the Plan.

Section 11 — EFFECTIVE DATE OF PLAN

The Plan shall be effective on the date (the “Effective Date”) when the Board adopts the Plan, subject to approval of the Plan by a majority of the total votes eligible to be cast at a meeting of shareholders following adoption of the Plan by the Board, which vote shall be taken within 12 months of the Effective Date; provided, however, that Options may be granted before obtaining shareholder approval of the Plan, but any such Options shall be contingent upon such shareholder approval being obtained and may not be exercised before such approval.

Section 12 — TERM OF PLAN

Unless terminated earlier by the Committee, no Option shall be granted under the Plan more than ten years after the Effective Date as defined in Section 11.

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